Exhibit 99.5

PPG INDUSTRIES, INC.

Offer to Exchange

All Shares of Common Stock of

EAGLE SPINCO INC.

which are owned by PPG Industries, Inc. and

will be converted into Shares of Common Stock of Georgia Gulf Corporation for

Shares of Common Stock of PPG Industries, Inc.

Pursuant to the Prospectus, dated [—]

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON [—], UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF PPG COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the Prospectus dated [—] (together with any amendments or supplements thereto, the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of PPG Industries, Inc. (“PPG”) common stock, par value $1.66 2/3 per share (“PPG common stock”), which collectively constitute the offer by PPG to exchange all shares of Eagle Spinco Inc. (“Splitco”) common stock, par value $0.001 per share (“Splitco common stock”), which are owned by PPG. Immediately following the consummation of the exchange offer, Grizzly Acquisition Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Georgia Gulf Corporation (“Georgia Gulf”), will be merged with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Georgia Gulf (the “Merger”) and each share of Splitco common stock (except shares of Splitco common stock held by Splitco as treasury stock) will be converted into the right to receive a number of shares of common stock, par value $0.01 per share of Georgia Gulf (“Georgia Gulf common stock”), equal to the greater of (a) 35,200,000 shares of Georgia Gulf common stock or (b) the product of (1) the number of shares of Georgia Gulf common stock issued and outstanding immediately prior to the effective time of the Merger multiplied by (2) 1.02020202, divided by the number of shares of Splitco common stock issued and outstanding immediately prior to the effective time of the Merger (subject to adjustment in certain circumstances). In addition, Splitco will authorize the issuance of a number of shares of Splitco common stock such that the total number of shares of Splitco common stock outstanding immediately prior to the Merger will be that number that results in the exchange ratio in the Merger equaling one and, as a result, each share of Splitco common stock (except shares of Splitco common stock held by Splitco as treasury stock) will be converted into one share of Georgia Gulf common stock in the Merger.

We are the holder of record (directly or indirectly) of shares of PPG common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of PPG common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of PPG common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. PPG is offering to exchange all shares of Splitco common stock which are owned by PPG for shares of PPG common stock that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer. For each $1.00 of PPG common stock accepted in the exchange offer, you will receive approximately $[—] of Splitco common stock, subject to a limit of [—] shares of Splitco common stock per share of PPG common stock. See the section in the Prospectus entitled “This Exchange Offer—Terms of this Exchange Offer—Upper Limit.” The exchange offer does not provide for a minimum exchange ratio. IF THE UPPER LIMIT IS IN EFFECT, YOU WILL RECEIVE LESS THAN $[—] OF SPLITCO COMMON STOCK FOR EACH $1.00 OF PPG COMMON STOCK THAT YOU TENDER, AND YOU COULD RECEIVE MUCH LESS.

The value of shares of PPG common stock and Splitco common stock will be determined by PPG by reference to the simple arithmetic average of the daily volume–weighted average prices, or daily VWAP, of shares of PPG common stock and shares of Georgia Gulf common stock, respectively, on the New York Stock Exchange on each of the last three trading days of the exchange offer period (including the expiration date).

2. PPG’s obligation to exchange shares of Splitco common stock for shares of PPG common stock is subject to certain conditions, as described in the Prospectus, which you should review in detail.

3. Shares of PPG common stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer and, unless PPG has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once PPG accepts shares of PPG common stock pursuant to the exchange offer, your tender is irrevocable.

4. Tendering shareholders who fail to complete and sign the Substitute Form W-9 included in the Letter of Transmittal or submit a complete IRS Form W-8BEN, as applicable, may be subject to required U.S. federal backup withholding tax applicable to the gross cash proceeds payable to such shareholder or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of PPG common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of PPG common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your shares of PPG common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on [—], unless the exchange offer is extended or terminated.

Instruction Form with Respect to

PPG INDUSTRIES, INC.

Offer to Exchange

All Shares of Common Stock of

EAGLE SPINCO INC.

which are owned by PPG Industries, Inc. and

will be converted into Shares of Common Stock of Georgia Gulf Corporation for

Common Stock of PPG Industries, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated [—] (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by PPG Industries, Inc. (“PPG”) to exchange all shares of Eagle Spinco Inc. common stock, par value $0.001 per share, which are owned by PPG and will be converted into shares of Georgia Gulf Corporation (“Georgia Gulf”) common stock, par value $0.01 per share, for shares of PPG common stock, par value $1.66 2/3 per share (“PPG common stock”).

This instructs you to tender the number of shares of PPG common stock indicated below (or if no number is indicated below, all shares of PPG common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:	SIGN HERE:
Shares of PPG common stock to be tendered
Signature(s)

Name(s)
ODD-LOTS
☐ By checking this box, I represent that I own beneficially less than 100 shares of PPG common stock and am tendering all my shares of PPG common stock.	Address(s)

(Zip Code)

Dated	Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s) as applicable

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE OFFER AGENT, THE TRANSFER AGENT, THE INFORMATION AGENT, EAGLE SPINCO INC., PPG INDUSTRIES, INC. OR GEORGIA GULF CORPORATION.